EXHIBIT 4.4

Execution Version

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 20, 2020, among COLT MERGER SUB, INC., a Delaware corporation (the “Escrow Issuer”), CRC FINCO, INC., a Delaware corporation (“Finance”), CAESARS RESORT COLLECTION, LLC, a Delaware limited liability company (“CRC”, and together with Finance, the “New Issuers”), each of the parties that are signatories hereto as Initial Guarantors, that are each subsidiaries of CRC (collectively, the “New Guarantors”), U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S E T H :

WHEREAS, the Escrow Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of July 6, 2020, providing for the issuance of 5.750% Senior Secured Notes due 2025 (the “Notes”), initially in the aggregate principal amount of $1,000,000,000;

WHEREAS, the Merger will occur substantially concurrent with the execution of this Supplemental Indenture;

WHEREAS, Section 4.20 of the Indenture provides that it is a condition to release of the Escrowed Property from the Escrow Account that (a) the New Issuers shall assume, jointly and severally, all of the rights and obligations of the Escrow Issuer in respect of the Notes and the Indenture and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Notes, and (b) each of the Initial Guarantors will become a Subsidiary Guarantor under the Indenture, in each case, by the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.    Agreement to be Bound. (a) Each of the New Issuers acknowledge that is has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledge and agree to (i) unconditionally assume, jointly and severally, all of the Escrow Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture; (ii) be bound by all applicable provisions of the Indenture as if made by, and with respect to the New Issuer; and (iii) perform all obligations and duties required of the Issuer pursuant to the Indenture. From and after the date hereof, all references in the Indenture to the “Issuer” or “Issuers” shall refer to the New Issuers instead of the Escrow Issuer.

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(b) Each New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture. From and after the date hereof, all references in the Indenture to the “Initial Guarantors” and the “Subsidiary Guarantors” shall refer to each of the New Guarantors.

3.    Notices. All notices or other communications to the Issuers or any New Guarantor shall be given as provided in Section 14.02 of the Indenture.

4.    Execution and Delivery. The Issuers agree that the Notes shall remain in full force and effect notwithstanding the absence of any endorsement of the Issuers on the Notes, and each New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.

5.    Release of Obligations. Upon execution of this Supplemental Indenture by the Issuers, the New Guarantors and the Trustee, the Escrow Issuer shall be unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes (other than those obligations and liabilities applicable to the Escrow Issuer as a Subsidiary Guarantor as described in Section 2(b) above).

6.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.    No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuers or of any New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers or any New Guarantor under the Notes or the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

8.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

10.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11.    Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CAESARS RESORT COLLECTION, LLC

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Chief Legal Officer and Executive Vice President

CRC FINCO, INC.,
as Issuer

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Chief Legal Officer and Executive Vice President

[Signature Page to Secured Notes Supplemental Indenture]

3535 LV CORP.
3535 LV NEWCO, LLC
AC CONFERENCE HOLDCO., LLC
AC CONFERENCE NEWCO., LLC
BENCO LLC
BL DEVELOPMENT LLC
BV MANAGER, LLC
CAESARS GROWTH BALLY’S LV, LLC
CAESARS GROWTH CROMWELL, LLC
CAESARS GROWTH HARRAH’S NEW ORLEANS, LLC
CAESARS GROWTH PH FEE, LLC
CAESARS GROWTH PH, LLC
CAESARS GROWTH QUAD, LLC
CAESARS LINQ, LLC
CAESARS NEVADA NEWCO LLC
CAESARS NEW JERSEY LLC
CAESARS OCTAVIUS, LLC
CAESARS PALACE LLC
CAESARS PALACE REALTY LLC
CAESARS RIVERBOAT CASINO, LLC
CAESARS TREX, INC.
CAESARS WORLD LLC
CAESARS WORLD MARKETING LLC
CAESARS WORLD MERCHANDISING LLC
CALIFORNIA CLEARING CORPORATION
CASINO COMPUTER PROGRAMMING, INC.
CENTAUR ACQUISITION, LLC
CENTAUR COLORADO, LLC
CENTAUR HOLDINGS, LLC
CEOC, LLC
CHESTER DOWNS AND MARINA, LLC
CHESTER FACILITY HOLDING COMPANY, LLC
CHRISTIAN COUNTY LAND ACQUISITION COMPANY, LLC
CORNER INVESTMENT COMPANY, LLC
DESERT PALACE LLC
FLAMINGO LAS VEGAS OPERATING COMPANY, LLC
GRAND CASINOS OF BILOXI, LLC
GRAND CASINOS, INC.
HARRAH SOUTH SHORE CORPORATION
HARRAH’S ARIZONA CORPORATION
HARRAH’S ATLANTIC CITY OPERATING COMPANY, LLC
HARRAH’S ATLANTIC CITY PROPCO, LLC
HARRAH’S BOSSIER CITY INVESTMENT COMPANY, L.L.C.
HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC

[Signature Page to Secured Notes Supplemental Indenture]

HARRAH’S CHESTER DOWNS
MANAGEMENT COMPANY, LLC
HARRAH’S ILLINOIS LLC
HARRAH’S INTERACTIVE INVESTMENT COMPANY
HARRAH’S IOWA ARENA MANAGEMENT, LLC
HARRAH’S LAS VEGAS, LLC
HARRAH’S LAUGHLIN, LLC
HARRAH’S MANAGEMENT COMPANY
HARRAH’S NC CASINO COMPANY, LLC
HARRAH’S NEW ORLEANS MANAGEMENT COMPANY LLC
HARRAH’S NORTH KANSAS CITY LLC
HARRAH’S OPERATING COMPANY MEMPHIS, LLC
HARRAH’S SHREVEPORT/BOSSIER CITY
INVESTMENT COMPANY, LLC
HARVEYS BR MANAGEMENT COMPANY, INC.
HARVEYS IOWA MANAGEMENT COMPANY LLC
HARVEYS TAHOE MANAGEMENT COMPANY LLC
HBR REALTY COMPANY LLC HCAL, LLC
HCR SERVICES COMPANY, INC.
HOLE IN THE WALL, LLC
HOOSIER PARK, LLC
HORSESHOE ENTERTAINMENT
HORSESHOE GAMING HOLDING, LLC
HORSESHOE GP, LLC
HORSESHOE HAMMOND, LLC
HP DINING & ENTERTAINMENT II, LLC
HP DINING & ENTERTAINMENT, LLC
HTM HOLDING LLC
JAZZ CASINO COMPANY, L.L.C.
JCC FULTON DEVELOPMENT, L.L.C.
JCC HOLDING COMPANY II LLC
LAUNDRY NEWCO, LLC
NEW CENTAUR, LLC
NEW GAMING CAPITAL PARTNERSHIP, A NEVADA LIMITED PARTNERSHIP
NEW ROBINSON PROPERTY GROUP LLC
OCEAN SHOWBOAT, INC.
OCTAVIUS/LINQ INTERMEDIATE HOLDING, LLC
PARBALL LLC
PARBALL NEWCO, LLC
PARIS LAS VEGAS OPERATING COMPANY, LLC

[Signature Page to Secured Notes Supplemental Indenture]

PHWLV, LLC
PHW MANAGER, LLC
PLAYERS HOLDING, LLC
PLAYERS INTERNATIONAL, LLC
RIO PROPERTIES, LLC
ROBINSON PROPERTY GROUP LLC
ROMAN ENTERTAINMENT CORPORATION OF INDIANA
ROMAN HOLDING COMPANY OF INDIANA LLC
SHOWBOAT ATLANTIC COMPANY OPERATING COMPANY, LLC
SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES LLC
TUNICA ROADHOUSE LLC,
as Subsidiary Guarantors

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Chief Legal Officer and Executive Vice President

BOARDWALK REGENCY LLC
as a Subsidiary Guarantor

By: CAESARS NEW JERSEY LLC, its sole member

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

HARRAH’S ATLANTIC CITY OPERATING COMPANY, LLC
as a Subsidiary Guarantor

By: CAESARS RESORT COLLECTION, LLC, its sole member

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

[Signature Page to Secured Notes Supplemental Indenture]

BALLY’S PARK PLACE LLC
as a Subsidiary Guarantor

By: CEOC, LLC, its sole member

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Laurel Casasanta
Name:	Laurel Casasanta
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ Whitney Gaston
Name:	Whitney Gaston
Title:	Authorized Signatory

By:	/s/ Andrew Griffin
Name:	Andrew Griffin
Title:	Authorized Signatory

[Signature Page to Secured Notes Supplemental Indenture]